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                                                                   EXHIBIT 99(D)

NEITHER THE DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED EXECPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.

                            GOLF ENTERTAINMENT, INC.

                          DEMAND CONVERTIBLE DEBENTURE

$500,000.00
November 30, 2000

Golf Entertainment, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, for value received, promises to pay to the order of Ronald G. Farrell or his designee (the "Holder"), a resident of the State of Georgia, upon written demand, the Unpaid Principal Amount (as defined in Section
2.1 below) and interest thereon at the rate of per prime, as defined by the Wall Street Journal, plus 2% (two) per annum, paid as set forth below, from the date of this Debenture until the Unpaid Principal Amount is paid in full or the Debenture is converted. Interest shall be payable in arrears on the 1st day of February, May and August on the principal amount outstanding on such date, commencing on December 1, 2000, and at maturity (the "Interest Payment Dates"). Interest on the Debenture shall be computed, for any period of less than one year on the basis of a 360-day year of twelve (12), thirty (30) day months. No interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Debenture which shall have been converted prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such conversion. Payments shall be in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.

1. THE DEBENTURES. This Debenture is one of a series of Debentures (the "Debentures") that may be issued by the Company in varying amounts. Interest will be paid upon demand. In the event the Company calls the Debentures for redemption prior to demand, accrued interest through the redemption date will be paid.

2.       PAYMENT. The principal of this Debenture shall be paid as follows:

2.1 PRINCIPAL AND INTEREST. Upon written demand by Ronald G. Farrell or his desingee, the Company shall pay the Unpaid Principal Amount of this Debenture and all accrued and unpaid interest. "Unpaid Principal Amount" means the original principal amount of this Debenture.
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3.       CONVERSION.

3.1 RIGHT TO CONVERT AND CONVERSION PRICE. A Holder may at any time during the term hereof convert the Debentures, in multiples of $1,000, into a number of shares of common stock of the Company as determined as follows: The number of shares of Company common stock to be received upon conversion will be equal to the sum of dividing the face amount of this Debenture by $0.04.

3.2 COVENANTS AS TO COMMON STOCK. The Common Stock delivered on conversion shall be fully paid and non-assessable, free from taxes, liens and charges with respect to their purchase. The Company shall at all times reserve for issuance sufficient shares of Common Stock to satisfy all conversion rights of the Holder under the Debenture.

3.3 AGENT FOR CONVERSION. Exercise of the right of conversion set forth in Paragraph 3.1 above, shall be made by delivering the attached Request for Conversion of the Company.

4        ADJUSTMENTS, MERGER OR CONSOLIDATION.

4.1 In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the Debentures may be converted shall be correspondingly adjusted by the Company.

4.2 In the event the Company issues shares of Common Stock, warrants option or convertible securities at a price per share, conversion or exercise price less than the conversion price of this debenture referred to in
         Section 3.1, the number of shares as to which the Debentures may be converted shall be correspondingly adjusted by the Company.

4.3 Any adjustment in the number of Shares shall apply proportionately to only the unconverted portion of the Debentures granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the Holder of the option being deemed to own more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

4.4 Notwithstanding anything contained herein to the contrary, if the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation in which the Company is not the surviving entity, then either (i) the Company shall cause provisions to be made for the continuance of any uncoverted Debentures after such event, or for the substitution for any unconverted Debentures for a Debenture covering the number and class of securities which the Holder would have been entitled to receive in such merger or consolidation by virtue of such sale if the Holder had been the holder of record of a number of


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         shares of Common Stock of the Company equal to the number covered by the unconverted portion of this Debenture, or (ii) the Company shall give to the holder written notice of its election not to cause such provision to be made and this Debenture shall be convertible in full (or, at the election of the Holder, in part) at any time during a period of twenty days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this Debenture shall not be convertible to any extent after the expiration of such 20 day period. In no event, however, shall this Debenture be convertible after the Maturity Date.

5 RECORDING OF TRANSFER. Any Debentures issued upon the transfer or exercise in part of this Debenture shall be numbered and shall be registered in a Debenture Register as they are issued. The Company shall be entitled to treat the registered holder of any Debenture on the Debenture Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Debenture on the part of any other person, and shall not be liable for any registration or transfer of Debentures which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Debenture shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Debenture or Debentures to the person entitled thereto. This Debenture may be exchanged, at the option of the Holder hereof, for another Debenture, or other Debentures of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Debenture Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Debenture to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

6        COVENANTS.

6.1 CORPORATE EXISTENCE. So long as there remains outstanding any Unpaid Principal Amount of the Note, the Company shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence.


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7.       DEFAULT.

7.1 EVENT OF DEFAULT DEFINED. Each of the following shall constitute an Event of Default:

         (1) PRINCIPAL. The Company does not pay the Unpaid Principal Amount of the Note when the same becomes due.

         (2) INTEREST. The Company does not pay the interest on the Note when the same becomes due.

         (3) OTHER COVENANTS. The Company does not perform or observe any other agreement, covenant, term or condition of the Note and such non-performance or non-observance is not remedied within thirty (30) days after written notice from Holder specifying the non-performance or non-observance.

         (4) BANKRUPTCY, ETC. (i) The filing by the Company of a voluntary petition in bankruptcy or its commencement of an action or proceeding seeing any relief under the Federal Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, or its acquiescence in any such petition, action or proceeding; (ii) the Company applies for or acquiesces in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or all or any part of its property; (iii) the Company makes an assignment for the benefit of creditors; (iv) the Company is unable generally to pay its debts as they become due; (v) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Company or for all or any part of its property is appointed; (vi) a warrant of attachment, execution or similar process is issued against any part of the property of the Company; (vii) an involuntary petition is filed or an action or proceeding is commenced seeking reorganization, arrangement or readjustment of the debts of the Company or for any relief under the Federal Bankruptcy Code or any other bankruptcy or insolvency act or law, state or federal, and such petition, action or proceeding is not dismissed within a period of forty-five (45) days after its commencement or an order for relief against the Company is entered in such proceeding.

         (5) INVOLUNTARY DISSOLUTION, ETC. An order is entered in a proceeding against the Company decreeing the dissolution, winding up, liquidation or split-up of the Company, and such order remains in effect for more than sixty (60) days.

         (6) INSECURITY. In the event that the Holder reasonably believes that the Company will not be financially able to honor the terms of the Debenture.

7.2 REMEDY: ACCELERATION. If an Event of Default occurs and continues, then the Holder may, by written notice to the Company, declare all of the Unpaid Principal Amount of the Debentures due and payable together with interest accrued thereon.


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7.3      WAIVER. The Holder may waive any past default and its consequences except a default under Sections 7.1(1) or 7.1(2). In the event of such waiver, the underlying Event(s) of Default shall be deemed cured for all purposes. No waiver shall extend to a later or other default, or impair any rights consequent thereto.

7.4 RESCISSION OF ACCELERATION. The Holder may rescind and annul a declaration of acceleration under Section 5.2 if the Company pays all accrued interest and Unpaid Principal Amounts on the Debentures then outstanding which have become due otherwise than by such declaration. No rescission annulment shall extend to a later or other default, or impair any rights consequent thereto.

8 GRANT OF SECURITY INTEREST. To secure the full and prompt payment when due of all obligations and liabilities of the Company pursuant to this Debenture and the due performance and compliance with the terms contained herein, the Company hereby (x) grants to the Holder for the benefit of the Holder a security interest in all the assets of the Company, including the stock of the Company's subsidiary, GolfBZ.com, Inc. and the leases with NetGrocer.com, Inc., (the "Collateral"), (y) pledges the charges and sets over to the Holder all of the Company's right, title and interest in and to the Collateral subject to the consent of: (i) creditors of the Company having a prior security interest in all or any portion of the Collateral; and (ii) the Board of Directors of the Company. The Company will use reasonable efforts to obtain the consent of creditors of the Company having a prior security interest in all or any portion of the Collateral and the consent of the Board of Directors of the Company shall not be unreasonably withheld.

9 LEGEND. Unless registered under the Securities Act of 1933, the Common Stock issued upon exercise of the Debenture shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE OFFERED OR SOLD, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

         If the Holder and the Company agree to register the shares of Common Stock issuable on the conversion of the Debentures, such shares of Common Stock will not be subject to the restrictions stated in this
         Section 9.

10 REISSUANCE OF CERTIFICATES. In the event of a conversion pursuant to this instrument of less than all of the Debentures represented by a particular Debenture, the Company shall promptly cause to be issued and delivered to the Holder a Debenture representing the remaining Debentures which have not been so converted.


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11       VOTING RIGHTS. The Holder shall have no voting rights, except as provided by law, including but not limited to the General Corporation Law of the State of Delaware.

12 REGISTERED OWNER. The Company and any agent of the Company may treat the Holder as the absolute owner of this Debenture for all purposes, whether or not the Debenture is overdue. Neither the Company nor the agent shall be affected by any notice to the contrary (including any notation of ownership or other writing on the Debenture made by anyone other than the Company.)

13 NO RECOURSE. No recourse shall be had for the payment of the principal or interest on this Debenture, or for any claim based herein, against an incorporator, shareholder, officer or director as such (whether past, present or future) of the Company or any successor corporation or otherwise, whether by virtue of a constitution, statue or rule of law or by the enforcement of an assessment or penalty otherwise. All such liability is released and waived by the acceptance of this Debenture and as part of the consideration for its issuance.

14 NOTICES; ADDRESSES. All notices to the Holder or to the Company shall be given in writing by first class registered United States mail, postage prepaid, addressed (1) if to the Holder, at his address most recently furnished by him to the Company, and (2) if to the Company, at the address of the Company, or to such other address as either may specify to the other party by due notice; provided, however, that notice by the Company of change of address of its office or agency for any payment on this Debenture shall be given at least ten (10) business days before the date the change is to become effective and shall specify such date.

15 LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Debenture, the Company shall execute and deliver new Debentures of like tenor and date; provided, however, the Company shall not be obligated to reissue Debentures if the Holder contemporaneously requests that the Company convert such Debentures into Common Stock.

16 HEADINGS. The headings are for organization, convenience and clarity. In interpreting this Debenture, they shall be subordinated in importance to the other written material.

                                  GOLF ENTERTAINMENT, INC.


                                  By: /s/ Scott A. Lane
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                                      Scott A. Lane
                                      Secretary and Chief Financial Officer


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